Exhibit 99.1
PRAIRIE PACKAGING, INC. AND SUBSIDIARY
Consolidated Financial Statements
December 31, 2006 and 2005
(With Independent Auditors’ Report Thereon)

PRAIRIE PACKAGING, INC. AND SUBSIDIARY

Independent Auditors’ Report
The Board of Directors
Prairie Packaging, Inc. and subsidiary:
We have audited the accompanying consolidated balance sheets of Prairie Packaging, Inc. and subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Prairie Packaging, Inc. and subsidiary as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Chicago, Illinois
March 15, 2007

PRAIRIE PACKAGING, INC. AND SUBSIDIARY
Consolidated Balance Sheets
December 31, 2006 and 2005
(In thousands except share amounts)

Assets	2006	2005

Current assets:
Cash	$3,297	1,800
Accounts receivable (net of allowance for doubtful accounts of $290 and $250 at December 31, 2006 and 2005, respectively)	54,379	40,348
Inventories	54,514	42,711
Other current assets	5,461	3,148

	117,651	88,007

Property and equipment, net of accumulated depreciation and amortization	130,243	109,899

Other assets:
Deferred financing costs (net of accumulated amortization of $130 and $59 at December 31, 2006 and 2005, respectively)	329	357
Other assets	28	60

	$248,251	198,323

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$44,155	25,943
Accrued expenses and other current liabilities	24,299	18,278
Current portion of obligations under capital leases	394	365

	68,848	44,586

Long-term liabilities:
Revolving line of credit	41,870	37,544
Senior secured notes payable	50,000	50,000
Obligations under capital leases, net of current portion	236	630
Industrial development revenue bonds payable	5,000	5,000
Other liabilities	5,453	4,260

Total liabilities	171,407	142,020

Stockholders’ equity:
Common stock, $0.01 par value. Authorized 7,000,000 shares; issued 5,782,272 shares	58	58
Additional paid-in capital	6,006	6,006
Retained earnings	71,333	50,792
Treasury stock (33,092 shares)	(553)	(553)

	76,844	56,303

	$248,251	198,323

See accompanying notes to consolidated financial statements.

PRAIRIE PACKAGING, INC. AND SUBSIDIARY
Consolidated Statements of Income
Years ended December 31, 2006 and 2005
(In thousands)

	2006	2005

Net sales	$420,107	337,792
Cost of goods sold	313,056	255,636

Gross profit	107,051	82,156

Operating expenses:
Freight out	9,470	8,397
Selling	7,582	6,917
General and administrative	18,737	17,118

	35,789	32,432

Income from operations	71,262	49,724

Other expenses (income):
Interest expense, net	4,731	3,668
Amortization of deferred financing costs	71	67
Other income, net	(319)	(136)

	4,483	3,599

Income before taxes	66,779	46,125

Income tax expense	444	381

Net income	$66,335	45,744

See accompanying notes to consolidated financial statements.

PRAIRIE PACKAGING, INC. AND SUBSIDIARY
Consolidated Statements of Changes in Stockholders’ Equity
Years ended December 31, 2006 and 2005
(In thousands except share amounts)

	Common stock
	Shares		Additional			Total
	issued and		paid-in	Retained	Treasury	stockholders'
	outstanding	Par value	capital	earnings	stock	equity

Balance, December 31, 2004	5,782,272	$58	6,006	51,428	(553)	56,939

Dividends paid to stockholders	—	—	—	(31,000)	—	(31,000)

Distributions to stockholders for payment of income taxes	—	—	—	(15,380)	—	(15,380)

Net income	—	—	—	45,744	—	45,744

Balance, December 31, 2005	5,782,272	58	6,006	50,792	(553)	56,303

Dividends paid to stockholders	—	—	—	(25,000)	—	(25,000)

Distributions to stockholders for payment of income taxes	—	—	—	(20,794)	—	(20,794)

Net income	—	—	—	66,335	—	66,335

Balance, December 31, 2006	5,782,272	$58	6,006	71,333	(553)	76,844

See accompanying notes to consolidated financial statements.

PRAIRIE PACKAGING, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows
Years ended December 31, 2006 and 2005
(In thousands except share amounts)

	2006	2005

Cash flows from operating activities:
Net income	$66,335	45,744
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,663	15,841
Increase (decrease) in cash from changes in:
Accounts receivable, net	(14,031)	(12,699)
Inventories	(11,803)	(3,443)
Other current assets	(2,313)	2,367
Other assets	32	—
Accounts payable	18,212	6,396
Accrued expenses and other current liabilities	6,021	3,665
Other liabilities	1,193	718

Net cash provided by operating activities	81,309	58,589

Cash flows from investing activities:
Purchases of property and equipment	(37,935)	(33,018)

Net cash used in investing activities	(37,935)	(33,018)

Cash flows from financing activities:
Payment of deferred financing costs	(44)	(19)
Principal borrowings, net on bank revolving line of credit	4,326	21,863
Principal payments on notes payable and capital lease obligations	(365)	(410)
Dividends paid to stockholders	(25,000)	(31,000)
Cash distribution to stockholders for payment of income taxes	(20,794)	(15,380)

Net cash used in financing activities	(41,877)	(24,946)

Net increase in cash	1,497	625

Cash, beginning of year	1,800	1,175

Cash, end of year	$3,297	1,800

Supplemental disclosures of cash flow information:
Cash paid during the year for interest (including amounts capitalized of $779 and $694 in 2006 and 2005, respectively):
Bank and other	$5,522	4,207
Cash paid during the year for income taxes	584	431
See accompanying notes to consolidated financial statements.

PRAIRIE PACKAGING, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2006 and 2005
(In thousands except share amounts)
(1)	Summary of Significant Accounting Policies
(a)	Description of Business

The consolidated financial statements include the accounts of Prairie Packaging, Inc. and its wholly owned subsidiary (the Company), Prairie Packaging UK Limited, after elimination of significant intercompany transactions and accounts.

The Company is engaged in the manufacture and distribution of disposable plastic products for the food service and mass merchandising industry. Operations and distribution are conducted from leased facilities in Bedford Park, Illinois, Bridgeview, Illinois, Bolingbrook, Illinois, and Woodridge, Illinois and Huntersville, North Carolina. Customers consist of mass retailers and food service companies located throughout the United States.
(b)	Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience. The Company reviews its allowance for doubtful accounts monthly. Past-due balances over 60 days and over a specified amount are reviewed individually for collectibility. All other balances are reviewed based upon the financial condition of the customer. Account balances are charged against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.
(c)	Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first in, first out (FIFO) method.
(d)	Property and Equipment

Property and equipment are stated at cost. For financial reporting purposes, depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. The useful lives for machinery and equipment are 5 to 12 years and for software is 5 years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life. Upon sale or retirement, the related cost and accumulated depreciation of the asset are removed from the accounts and any resulting gain or loss is included in operations.

Costs related to capacity additions, such as production equipment and packaging lines, and costs of modernization efforts resulting in the betterment of existing equipment are capitalized. Interest is capitalized on construction projects.
(e)	Deferred Financing Costs

Deferred financing costs are being amortized using the straight-line method over the term of the related debt.

(Continued)

PRAIRIE PACKAGING, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2006 and 2005
(In thousands except share amounts)
(f)	Accounts Payable

Accounts payable include checks that have not cleared the bank of $13,830 and $4,167 at December 31, 2006 and 2005, respectively.
(g)	Income Taxes

The stockholders elected for the Company to be treated as a Subchapter S corporation for income tax purposes and, as a result, the stockholders are responsible for federal income tax liabilities arising from the Company’s operations. Accordingly, no liability or provision for federal income taxes is included in the accompanying consolidated financial statements. However, the Company’s income is subject to the State of Illinois Replacement Tax as well as certain other state income taxes, which amounted to $444 and $381 for the years ended December 31, 2006 and 2005, respectively.
(h)	Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
(i)	Revenue Recognition

The Company recognizes revenue on sales when products are shipped, which corresponds to when title passes to the customer. The shipping and handling costs related to revenue are recorded as Operating Expense — Freight Out on the accompanying consolidated statements of income. Cost incurred for promotional sales programs such as volume rebates, cash discounts, one-time acquisition payments, and similar promotional expenses are recorded as a reduction to net sales.
(j)	Reclassifications

Certain amounts in the 2005 financial statements have been reclassified to conform to the 2006 presentation.
(2)	Inventories
Inventories consist of the following at December 31, 2006 and 2005:

	2006	2005

Raw material and supplies	$19,870	15,313
Work in progress	4,363	3,096
Finished goods	30,281	24,302

	$54,514	42,711

(Continued)

PRAIRIE PACKAGING, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2006 and 2005
(In thousands except share amounts)
(3)	Property and Equipment
Property and equipment consists of the following at December 31, 2006 and 2005:

	2006	2005

Machinery and equipment	$189,088	155,522
Software	4,068	3,535
Leasehold improvements	17,927	13,953

	211,083	173,010
Less accumulated depreciation and amortization	(90,691)	(73,220)

	120,392	99,790
Construction in progress	9,851	10,109

	$130,243	109,899

(4)	Notes Payable
On March 31, 2006, the Company entered into a fourth amended and restated credit and security agreement (the Amended Agreement) with LaSalle National Bank (LaSalle), Northern Trust Company, National City Bank of the Midwest, Wells Fargo Bank, National Association, and Chase N.A. Association, as agents. This Amended Agreement consists of a revolving credit facility in the maximum amount of $80,000 and a letter of credit facility of $5,074 related to the Industrial Revenue Bonds (see note 7).
Notes payable at December 31, 2006 and 2005 consist of the following:

	2006	2005

Revolving line of credit	$41,870	37,544

Borrowings under the revolving line of credit are limited to the maximum of $80,000. Borrowings under the revolving line of credit bear interest at either a varying rate equal to 1.5% below LaSalle’s Prime Rate or a rate 0.75% above LIBOR (6.06% at December 31, 2006), or a combination of such rates. At December 31, 2006, all of the Company’s balances were at the LIBOR rate. Full payment of any outstanding balance on the revolving line of credit is due on September 24, 2008. At December 31, 2006, the Company had $37,730 of availability under the revolving line of credit.
The Amended Agreement contains certain covenants that require the maintenance of certain financial ratios and a minimum tangible net worth. At December 31, 2006, the Company was in compliance with the covenants.

(Continued)

PRAIRIE PACKAGING, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2006 and 2005
(In thousands except share amounts)
(5)	Senior Secured Notes Payable
On September 24, 2004, the Company completed a $50,000 private placement of senior secured notes. The senior secured notes payable consist of the following:

	2006	2005

4.87% Series A Senior Secured Notes due September 24, 2009	$2,750	2,750
5.35% Series B Senior Secured Notes due September 24, 2011	6,500	6,500
5.62% Series C Senior Secured Notes due September 24, 2012	9,000	9,000
5.75% Series D Senior Secured Notes due September 24, 2013	9,000	9,000
5.90% Series E Senior Secured Notes due September 24, 2014	22,750	22,750

	50,000	50,000
Less current portion	—	—

Noncurrent portion	$50,000	50,000

Interest is payable semiannually.
The agreement contains certain covenants that require the maintenance of certain financial ratios and a minimum tangible net worth. At December 31, 2006, the Company was in compliance with the covenants.
(6)	Leases
The Company leases all of its warehouse, manufacturing, and office facilities under operating leases. These leases generally contain renewal options for periods that are from five to ten years.
The Company is also obligated to pay real estate taxes, insurance, certain maintenance, and other operating costs relating to the real property leases.
In 1997, the Company entered into an equipment leasing agreement with LaSalle National Leasing Corporation. Under the agreement, the Company purchases and assembles the equipment and is subsequently reimbursed by LaSalle National Bank (LaSalle). The Company is charged a reduced rental amount until the asset is placed in service. Once the asset has been placed in service, the lease begins. Each piece of equipment placed in service represents a supplemental lease agreement to the Master Equipment Lease Agreement. Between 1998 and 2000, the Company entered into supplemental lease agreements in which the terms for the supplemental lease agreements are between 5 and 7 years.
During 2001, the Company entered into equipment and software capital leasing agreements with Banc One Leasing Corporation (Banc One) and National City Leasing Corporation (National City). These agreements contain bargain purchase options at the end of the lease terms. The Banc One and National City lease terms are 7 and 3 years, respectively.

(Continued)

PRAIRIE PACKAGING, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2006 and 2005
(In thousands except share amounts)
At December 31, 2006 and 2005, the gross amounts of equipment, software, and related accumulated amortization recorded under capital leases were as follows:

	2006	2005

Equipment	$2,498	2,498
Software	1,622	1,622

	4,120	4,120
Less accumulated depreciation and amortization	(2,852)	(2,417)

	$1,268	1,703

Future minimum payments under noncancelable operating and capital leases having initial or remaining lease terms in excess of one year as of December 31, 2006 are as follows:

	Capital leases	leases

2007	$429	7,137
2008	242	7,147
2009	—	7,257
2010	—	5,910
2011	—	4,280
Thereafter	—	18,184

	671	$49,915

Less amount representing interest (at rates ranging from 7.59% to 7.88%)	(41)

Present value of minimum lease payments (includes current portion of $394)	$630

Total rental expense for 2006 and 2005 was $7,840 and $6,553, respectively.
(7)	Industrial Development Revenue Bonds Payable
On December 14, 1995, the Company completed a $5,000 Industrial Development Revenue Bond financing arrangement with the Illinois Development Finance Authority (IDFA) and LaSalle. The IDFA issued $5,000 of Industrial Development Revenue Bonds and immediately loaned the proceeds to the Company for purposes of acquiring machinery and equipment and making leasehold improvements for the Company’s Bridgeview, Illinois manufacturing facility. The bonds mature on December 1, 2010 and bear interest at varying rates not to exceed 12.00% per annum (3.99% at December 31, 2006). Interest is payable monthly.

(Continued)

PRAIRIE PACKAGING, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2006 and 2005
(In thousands except share amounts)
Pursuant to the terms of an Indenture of Trust, LaSalle has deposited with the Trustee an irrevocable letter of credit in the amount of $5,074 expiring September 24, 2008 for the benefit of the owners of the bonds.
(8)	Employee Benefits
The Company has a profit sharing and 401(k) plan covering substantially all employees 21 years of age and older. Employees may make before-tax contributions from their gross pay (limited to 15% of annual employee compensation). The Company may match the employees’ before-tax contributions and make profit-sharing contributions at the discretion of its board of directors. Employees are eligible for the company match after completing one year of service. As of December 31, 2006, the matching rate was 100% of the first 3% of compensation contributed by an employee to the plan and 50% of the next 2% of the participant’s compensation contributed to the plan. Matching and profit sharing contributions for the year ended December 31, 2006 and 2005 amounted to approximately $2,068 and $1,654, respectively.
(9)	Related-Party Transactions
In 2005, the Company entered into a joint venture agreement with a customer. Transactions in 2006 and 2005 were not material in nature.
In 2005, the Company entered into a lease for a distribution and manufacturing facility from a corporation where substantially all the shareholders are the same as the Company’s shareholders. The lease is for an initial fourteen-year term expiring in 2019 with two renewal options of six and five years and rent payments are at market rates. It has been classified as an operating lease. Total rent expense associated with this lease for the years ended December 31, 2006 and 2005 were $849 and $354 respectively.
In 2006, the Company entered into a lease for a manufacturing and distribution facility from a corporation where substantially all the shareholders are the same as the Company’s shareholders. The lease is for an initial thirteen-year term expiring in 2019 with two renewal options of five years each. Rent payments are at market rates. It has been classified as an operating lease. Total rent expense associated with this lease for the year ended December 31, 2006 was $568.
(10)	Significant Customers
Two customers accounted for 32% and 13% of sales in 2006. One customer accounted for 33% of sales in 2005.